As filed with the Securities and Exchange Commission on September 22, 2010

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3106389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 6th Floor
New York, NY 10038
(212) 220-7120

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Stephen B. Ungar, Esq.
General Counsel and Secretary
59 Maiden Lane, 6th Floor
New York, NY 10038
(212) 220-7120

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

Thomas A. Aldrich, Esq.
Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114-1291
(216) 566-5500

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Debt Securities
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Warrants(4)
Units(5)
Total	$300,000,000	100%	$300,000,000	$21,390

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of securities.
(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and excludes accrued interest, distributions and dividends, if any.
(4)	May include warrants to purchase debt securities, common stock or preferred stock.
(5)	Any securities registered under this registration statement may be sold as units with other securities registered under this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2010

PROSPECTUS

AmTrust Financial Services, Inc.

$300,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Units

We may offer from time to time, in one or more offerings up to a total public offering price of an aggregate of $300,000,000, our debt securities, common stock, preferred stock, warrants or units. This prospectus describes the general terms of these securities and the general manner in which we may offer them.

We will provide specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities being offered.

We may sell the securities directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. We will state the names of any underwriters, dealers or agents that are included in a sale of securities to you, and any applicable commissions or discounts, in the accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Our common stock, par value $.01 per share, is listed on the NASDAQ Global Market under the symbol “AFSI.” The closing price of our common stock on the NASDAQ Global Market on September 21, 2010 was $[•] per share. None of the other securities that we may offer under this prospectus are currently publicly traded.

Investing in our securities involves risks. For a discussion of the risks you should consider before deciding to purchase these securities, please see the section titled “Risk Factors,” beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2010.

AMTRUST FINANCIAL SERVICES, INC.

i

References in the prospectus to “we,” “us,” “the Company” or “AmTrust” or other similar terms mean AmTrust Financial Services, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf registration” process or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described, but please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of these documents have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section titled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for our most recent fiscal year, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC, as incorporated by reference into this prospectus. Additional risk factors may be included in a prospectus supplement relating to an offering of a particular series of securities or in a prospectus contained in a post-effective amendment relating to such an offering. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995 that are intended to be covered by the safe harbors created thereby. When we use words such as “anticipate,” “intend,” “plan,” “believe,” “estimate,” “expect,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of our business activities and availability of funds. The forward-looking statements included herein are based on current expectations that involve assumptions relating to, among other things, future economic, competitive and market conditions, regulatory framework, weather-related events and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for our products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, will be discussed in our Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials.

The projections and statements in this prospectus speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov or from our Internet site at http://www.amtrustgroup.com. Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.amtrustgroup.com or in print upon written request addressed to our corporate Secretary, AmTrust Financial Services, Inc., 59 Maiden Lane, 6th Floor, New York, New York 10038. However, the information on our Internet site does not constitute a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus, we incorporate by reference the information that we file with the SEC. This allows us to disclose important information to you by referring you to those documents rather than repeating them in full in this prospectus. The information incorporated by reference in this prospectus contains important business and financial information. The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and until the offering is completed or terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;
•	our Current Reports on Form 8-K filed with the SEC on March 3, 2010, March 5, 2010, May 19, 2010 and August 26, 2010; and
•	the description of our common stock, $0.01 par value, set forth in our Registration Statement on Form S-1/A (File No. 333-134960) filed with the SEC on November 8, 2006 and declared effective by the SEC on November 9, 2006, including any amendment or report filed for the purpose of updating that description.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

You may request a copy of any of these filings, at no cost, by writing or calling us at the following phone number or postal address:

Stephen B. Ungar
General Counsel and Secretary
AmTrust Financial Services, Inc.
59 Maiden Lane, 6th Floor
New York, NY 10038
Telephone Number: 212-220-7120

AMTRUST FINANCIAL SERVICES, INC.

We underwrite and provide property and casualty insurance in the United States and internationally to niche customer groups that we believe are generally underserved by larger insurance carriers within the broader insurance market. We manage our operations through four business segments: Small Commercial Business, Specialty Risk and Extended Warranty, Specialty Program and Personal Lines Reinsurance.

Our business model reflects a balanced mix of businesses, which we believe provides a broader level of diversity and financial stability through varying market cycles because our segments and customers are not influenced in the same manner by economic conditions and seasonality. We are largely focused on providing workers’ compensation and property and casualty insurance products to small and middle market businesses in all 50 states in the U.S. and extended warranty and related property and casualty insurance products for consumer and commercial goods throughout the U.S. and internationally. The majority of our products are sold through independent third party brokers, agents, retailers or administrators. Our portfolio is broadly diversified by both customer and geography, has a relatively low average policy size and short average life. Our business model is further differentiated through the use of our proprietary technology platform that, we believe, enables us to provide a higher level of service and better claims management experience in a more efficient and cost-effective manner. Additionally, our ability to maintain and analyze high volumes of loss data over a long historical period allows us to better manage and forecast the underlying risk inherent in the portfolio. Since our inception in 1998, we have grown both organically and through an opportunistic acquisition strategy. We believe we approach acquisitions conservatively and our strategy is to take relatively modest integration and balance sheet risk. Historically, most of our acquisition activity has involved asset purchases of renewal rights to established books of insurance portfolios, access to distribution networks and hiring established teams of underwriters with expertise in our specialty lines.

We are committed to building long-term shareholder value and industry-leading returns on equity by continuing to execute on our lower risk, lower volatility business model, and leveraging technology to help maintain a more efficient cost structure, consistently generating solid underwriting profits and ensuring strong customer service and retention rates. Additionally, we are focused on further enhancing our economies of scale by opportunistically expanding our geographic reach and product set, growing our network of agents and other distributors, developing new client relationships and executing our acquisition strategy. We are also focused on maintaining our disciplined approach to capital management while maximizing an appropriate risk-adjusted return on our growing investment portfolio. We continue to carefully monitor and maintain appropriate levels of reserves and minimize our reinsurance recoverable exposure in order to maintain a strong balance sheet. We intend to expand our business and capital base to take advantage of profitable growth opportunities while maintaining or improving our A.M. Best ratings.

Our principal executive offices are located at 59 Maiden Lane, 6th Floor, New York, New York 10038, and our telephone number at that location is (212) 220-7120.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for various purposes that may include, but are not limited to, contributing capital to our insurance subsidiaries, working capital, acquisitions, repayment of debt or general corporate purposes. Until we use the proceeds in this manner, we may temporarily invest the funds in interest-bearing accounts or short-term investments. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the future issuance, if any, by us of debt securities.

SUMMARY DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue, in one or more offerings, any combination of debt securities, common stock, preferred stock, warrants and units.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon conversion of preferred stock or upon exercise of a debt warrant from time to time in the form of one or more series of debt securities. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of the debt securities offered through that prospectus supplement and any special federal income tax consequences of these debt securities.

The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by the Trust Indenture Act of 1939, as amended, is filed as an exhibit to this registration statement. The statements and descriptions in this prospectus, in any prospectus supplement or in any other offering material regarding provisions of any indenture and the debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture (and any amendments or supplements we may enter into from time to time that are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless we specify otherwise in the applicable prospectus supplement, such indenture will be in the form filed as an exhibit to, or incorporated by reference in the registration statement (including amendments to such registration statement) of which this prospectus is a part, subject to any amendments or supplements to such indenture as we may adopt from time to time.

The trustee under the indenture has two main roles.

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Events of Default” and “— Modification or Waiver.”
•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Relationship With the Trustee” below for more information about the trustee.

We are a holding company and may depend on the receipt of dividends from our insurance company subsidiaries to meet our obligations under the debt securities and other outstanding obligations. If we do, because the creditors of our subsidiaries and our insurance subsidiaries’ policyholders generally would have a right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in the distribution of our subsidiaries’ assets is necessarily subject to the claims of the subsidiaries’ creditors, including their policyholders, and may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

General

The applicable prospectus supplement will set forth the price or prices at which the debt securities will be issued and will describe the following terms of the debt securities, if applicable:

•	the title and series of the debt securities;
•	the aggregate principal amount of the debt securities, whether there is any limit on the aggregate principal amount of the debt securities and whether we may reopen the series of debt securities for issuances of additional debt securities of such series;
•	the identity of the person to whom we will pay any interest on a debt security, if it is any person other than the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment;
•	the date or dates on which we will pay the principal of the debt securities;
•	if the debt securities will bear interest, the interest rate or rates, the date or dates from which the interest will accrue, the interest payment dates on which we will pay the interest and the regular record date for the interest payable on any interest payment date;

•	the place or places where we will pay the principal of, and any premium and interest on, the debt securities;
•	the period or periods within which, the price or prices at which, and the terms and conditions on which, we may, at our option, redeem the debt securities, in whole or in part;
•	our obligation, if any, to repurchase, redeem or repay the debt securities upon the happening of an event or at your option and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of the series shall be redeemed, repurchased or repaid, in whole or in part;
•	if other than the entire principal amount, the portion of the principal amount of the debt securities that we will pay upon acceleration of maturity;
•	whether the debt securities may be exchangeable for and/or convertible into our common stock or any other security;
•	if other than denominations of $1,000 and integral multiples of $1,000, the denominations in which debt securities shall be issuable;
•	the applicability of the provisions of the applicable indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;
•	whether the principal or interest will be indexed to, or determined by reference to, one or more securities, commodities, indices or other financial measure;
•	material federal income tax considerations that are specific to the series of debt securities offered;
•	whether we may issue the debt securities, in whole or in part, in the form of one or more global securities, and, if so, the depositaries for the global securities, and, if different from those described below under “— Global Securities,” any circumstances under which we may exchange or transfer any global security, in whole or in part, in the names of persons other than the depositary or its nominee;
•	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or your rights to declare the principal amount of the debt securities due and payable; and
•	any other specific terms of the debt securities of the series.

Redemption

We will set forth in an applicable prospectus supplement whether the debt securities are redeemable and the terms and conditions for such redemption, including the redemption price, the redemption period, whether such debt securities are redeemable in whole or in part at our option and any other additional provisions affecting the redemption of such debt securities.

Conversion and Exchange

We will set forth in an applicable prospectus supplement whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period, whether the conversion or exchange will be mandatory, at our option or at the option of the holder, the events requiring an adjustment of the conversion price or the exchange rate and any other additional provisions affecting the conversion or exchange of such debt securities.

Restrictive Covenants

Covenants applicable to the debt securities will be set forth in the applicable prospectus supplement.

Events of Default

Unless otherwise set forth in the applicable prospectus supplement, each of the following events will constitute an event of default under the indenture, if applicable:

•	failure to pay principal of, or premium, if any, on, any debt security when due;
•	failure to pay any interest on any debt security when due that continues for 30 days;
•	failure to perform or observe the covenants in the indenture, which may relate to dispositions of assets, mergers, consolidations and sales of all or substantially all of our assets, or a change of control of the company, as specified in the applicable prospectus supplement;
•	failure to perform other covenants in the indenture that continues for 90 days after written notice as provided in the indenture;
•	failure to pay, for 30 days, an amount of indebtedness totaling more than $50 million in principal amount;
•	we file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur; and
•	any other event of default specified in the applicable prospectus supplement.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless those holders have offered to the trustee reasonable protection from costs, expenses and liability. Subject to the provisions of the indenture relating to the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If an event of default, other than an event of default relating to bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of a series of outstanding debt securities may accelerate the maturity of all debt securities of that series. If an event of default relating to bankruptcy, insolvency or reorganization occurs, the principal amount of all the debt securities will automatically, and without any action by the trustee or any holder, become immediately due and payable. However, after the acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may, under specific circumstances, rescind the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For a more detailed discussion as to waiver of defaults, see “— Modification or Waiver.”

No holder of any debt security will have any right to bypass the trustee and institute any proceeding with respect to the indenture or for any remedy under the indenture unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to that series of debt securities;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee;
•	the trustee has failed to institute the proceeding within 60 days; and
•	the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the relevant series a direction inconsistent with the holders’ request.

However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of, and premium, if any, or interest on, any debt security on or after the respective due dates expressed in the debt security.

We will be required to furnish to the trustee a statement as to our performance of some of our obligations under the indenture and as to any default in our performance.

Modification or Waiver

Unless otherwise set forth in the applicable prospectus supplement, we and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of any series of outstanding debt securities, and, in some instances, we and the trustee may modify and amend the indenture without the consent of the holders of any series of outstanding debt securities. However, we and the trustee may not modify or amend the indenture without the consent of the holder of each outstanding debt security affected by the modification or amendment if the modification or amendment:

•	changes the stated maturity of the principal of, or any installment of interest on, any debt security;
•	reduces the principal amount of, or the premium or interest on, any debt security;
•	changes the place or currency of payment of principal of, or premium or interest on, any debt security;
•	impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;
•	reduces the percentage of any series of outstanding debt securities necessary to modify or amend the indenture; or
•	reduces the percentage of aggregate principal amount of any series of outstanding debt securities necessary for waiver of compliance with specified provisions of the indenture or for waiver of specified defaults.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may waive our compliance with specified restrictive provisions of the indenture. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or any other default specified in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities; and
•	the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities.

Defeasance and Discharge

If specified in the applicable prospectus supplement and subject to the provisions of the indenture, upon the exercise of our option, we will be discharged from all our obligations with respect to any debt securities of a series, except for the following obligations:

•	to exchange or register the transfer of debt securities;
•	to replace stolen, lost or mutilated debt securities;
•	to maintain paying agencies; and
•	to hold moneys for payment in trust, upon our deposit in trust for the benefit of the holders of the debt securities of money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and interest on, debt securities of that series on the stated maturity in accordance with the terms of the indenture and the debt securities of that series.

We may only exercise defeasance or discharge if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities of a relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge were not to occur.

Covenant Defeasance

The indenture may provide that, at our option, we may omit to comply with specified restrictive covenants related to the debt securities of a series, including any that may be described in the applicable prospectus supplement, and the occurrence of specified events of default related to the debt securities of that series will be deemed not to be or result in an event of default. We may only exercise this option if we deposit, in trust for the benefit of the holders of the debt securities of that series, money or United States government obligations, or both, in an amount sufficient to pay the principal of, and any premium and each installment of interest on, the debt securities of that series on the stated maturity in accordance with the terms of the indenture and the debt securities of that series. We also must, among other things, deliver to the trustee an opinion of counsel to the effect that holders of the debt securities of the relevant series will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of specified obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur.

If we exercise this option with respect to any debt securities of a series and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and United States government obligations deposited in trust may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration. In such a case, we would remain liable for the deficiency.

Form, Exchange, Registration and Transfer

We will issue the debt securities, if any, of each series only in fully registered global form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations and integral multiples of $1,000. However, if specified in the prospectus supplement, we may issue certificated securities in definitive form.

At your option, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination in the same aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities, you may present debt securities for exchange as provided above or for registration of transfer, if properly endorsed or with the form of transfer properly endorsed and executed, at the office of the security registrar or at the office of any transfer agent that we designate. There will be no service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. The security registrar will effect a transfer or exchange only if it is satisfied with the documents of title and identity of the person making the request for the transfer or exchange.

If we redeem the debt securities of any series in part, we will not be required to issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of transmission of a notice of redemption and ending at the close of business on the day of the transmission, or register the transfer of, or exchange, any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Global Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of the debt securities of the particular series represented by the global securities. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with that depositary or nominee or a custodian for the depositary or nominee and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and any other matters as may be provided under the indenture. Unless otherwise stated in the applicable prospectus supplement, we will appoint The Depository Trust Company (“DTC”) as the depositary for the debt securities.

Notwithstanding any provision of the indenture or any debt security, no global security may be exchanged, in whole or in part, for debt securities registered, and no transfer of a global security, in whole or in part, may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as a depositary as required by the indenture;
•	an event of default, or an event that with notice or lapse of time, or both, will become an event of default, with respect to the debt securities represented by the global security has occurred and is continuing;
•	we so request; or
•	other circumstances, if any, in addition to or in lieu of those described above and as may be described in the applicable prospectus supplement, exist.

All securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or the nominee will be considered the sole owner and holder of the global security and the series of debt securities represented by the global security for all purposes under that series of debt securities and the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have a global security or any series of debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange for the global security and will not be considered to be the owners or holders of the global security or any series of debt securities represented by the global security for any purpose under that series of debt securities or the indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee and to persons that may hold beneficial interests through the depositary’s participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the trustee or any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made for, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for the interest payment. Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Unless otherwise indicated in the applicable prospectus supplement, principal of, and any premium and interest on, the debt securities of a particular series will be payable at the office of the paying agent or paying agents that we may designate from time to time. Any other paying agents that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Notices

Unless otherwise specified in the applicable prospectus supplement, notices to the holders of debt securities will be sent by mail to the addresses of those holders as they may appear in the security register.

Title

Unless otherwise specified in the applicable prospectus supplement, we, the trustee and any agents of ours or the trustee may treat the person in whose name a debt security is registered as the absolute owner of the debt security, whether or not the debt security may be overdue, for the purpose of making payment and for all other purposes.

Relationship with the Trustee

The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases or to realize on some property received by it in respect of those claims, as security or otherwise. Each trustee is permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustee acquires any conflicting interest, the trustee must either redeem or eliminate that conflict upon the occurrence of an event of default under the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, unless otherwise indicated in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock that we may issue separately, upon conversion of a debt security, upon conversion of preferred stock, upon exercise of an equity warrant or in connection with a unit. The description set forth below of our common stock is not complete and is subject to and qualified in its entirety by our Amended and Restated Certificate of Incorporation, our Amended and Restated By-Laws and Delaware law. See “Where You Can Find More Information” for information on how to obtain a copy of our Amended and Restated Certificate of Incorporation.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 100,000,000 shares of our common stock, $0.01 par value per share, of which, at September 9, 2010, 84,293,000 shares were issued, 24,815,573 shares were held in treasury and 59,477,427 shares were outstanding and were held of record by 153 stockholders.

Our common stock is listed on the NASDAQ Global Market under the symbol “AFSI.”

Dividends

Holders of common stock are entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of preferred stock or debt securities.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights.

Other Terms

If there is a liquidation, dissolution or winding up of AmTrust, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities, and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Effect of Amended and Restated Certificate of Incorporation and By-Laws

Our Amended and Restated Certificate of Incorporation and By-Laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Our Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. In addition, our Amended and Restated Certificate of Incorporation and By-Laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by a resolution adopted by a majority of our board of directors or by our chief executive officer. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting.

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before our annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the By-Laws do not give our board of directors the power to approve or disapprove stockholder nominations of director candidates or proposals regarding other business to come before a special or annual meeting, the By-Laws may have the effect of precluding the conduct of proposed business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Delaware Anti-Takeover Statute

Under Delaware law, we may not engage in a “business combination,” which includes a merger or sale of more than 10% of our assets, with any “interested stockholder,” namely, a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by our board of directors prior to the time the interested stockholder attained that status;
•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or
•	at or after the time the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Limitation of Liability and Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Amended and Restated Certificate of Incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

Our Amended and Restated Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law and we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions. As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•	we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

Insurance Regulations Concerning Change of Control

State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We have insurance subsidiaries domiciled or commercially domiciled in Delaware, Florida, Kansas, New Hampshire, New York, Texas and Wisconsin. Under the insurance laws in these states, “control” is presumed to exist through the ownership of 10% or more of the voting securities of an insurance company or any company that controls the insurance company. Any purchase of our shares that would result in the purchaser owning more than 10% of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The address of the transfer agent and registrar is 59 Maiden Lane, Plaza Level, New York, New York 10038.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may issue separately, upon conversion of a debt security, upon exercise of an equity warrant or in connection with a unit. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any shares of preferred stock offered through that prospectus supplement and any special federal income tax consequences of those shares of preferred stock. We will file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation that contains the terms of each series of preferred stock. This certificate will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions, including any dividend, redemption, liquidation, sinking fund and conversion rights. The description set forth below is not complete and is subject to any Certificate of Amendment to our Amended and Restated Certificate of Incorporation fixing the preferences, limitations and relative rights of a particular series of preferred stock. You should refer to these certificates for specific information on the preferred stock. See “Where You Can Find More Information” for information on how to obtain copies of Certificates of Amendment to our Amended and Restated Certificate of Incorporation.

General

Our Amended and Restated Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, to issue 10,000,000 shares of preferred stock, $0.01 par value per share, in one or more series without stockholder approval. As of September 9, 2010, we had no shares of preferred stock outstanding. Each series of preferred stock will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and uncertainties associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock. There are no current agreements or understandings for the issuance of preferred stock and our board of directors has no present intention to issue any shares of preferred stock.

The shares of preferred stock will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred stock and, in all cases, will be senior to our common stock.

Dividend Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of preferred stock will be entitled to receive dividends in preference to and in priority over dividends on common stock and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preferred stock only if we have satisfied our obligations on our debt that is then due and payable.

If the applicable prospectus supplement so provides, as long as any shares of preferred stock are outstanding, no dividends will be declared or paid or any distributions will be made on our common stock unless the accrued dividends on each series of preferred stock have been declared and paid.

Each series of preferred stock will be entitled to dividends as described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Liquidation Preference

Upon any dissolution, liquidation or “winding up” of AmTrust, the holders of each series of preferred stock will be entitled to receive out of our assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on common stock, the amount per share fixed by the board of directors for that series of preferred stock, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of preferred stock will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or “winding up.”

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

If, after giving notice of redemption to the holders of a series of preferred stock, we deposit with a designated bank funds sufficient to redeem the series of preferred stock, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the shares of preferred stock into our common stock or other securities prior to the date fixed for redemption.

Except as indicated in the applicable prospectus supplement, the preferred stock is not subject to any mandatory redemption at the option of the holder.

Sinking Fund

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion and Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common stock or, if applicable, other securities.

Voting Rights

Under ordinary circumstances, the holders of preferred stock have no voting rights except as required by law. The applicable prospectus supplement may provide voting rights for holders of preferred stock.

Transfer Agent and Registrar

We will select the transfer agent, registrar and dividend disbursement agent for a series of preferred stock, and each one will be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of preferred stock have the right to vote on any matter.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants we may issue for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with other securities offered by any prospectus supplement and may attach warrants to those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of the warrants. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of certificates evidencing warrants or beneficial owners of warrants.

The following describes certain general terms and provisions of debt warrants or equity warrants we may offer. We will set forth further terms of the debt warrants, equity warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities purchasable upon exercise of the warrants;
•	the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;
•	the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

Equity Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue shares of preferred stock, shares of common stock, or other securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the securities purchasable upon exercise of the warrants;
•	the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or applicable number of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our securities, the holder will not have any rights as a holder of the securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	to or through underwriters or dealers;
•	directly to purchasers;
•	through agents;
•	in short of long transactions; or
•	through a combination of any of these methods.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices that may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

The applicable prospectus supplement will include the following information:

•	the terms of the offering;
•	the names of any underwriters, brokers, dealers or agents participating in the offering;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	in the case of debt securities, the interest rate, maturity and redemption provisions;
•	any securities exchanges on which the securities may be listed, if any;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any other information we think is important.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm-commitment or best-efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specified conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. Such purchasers will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from specified types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions

We may sell securities as part of, or in connection with, our entering into a derivative transaction with a financial institution. The financial institution may hedge its position by making sales of securities covered by this prospectus.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

At-the-Market Offerings

We may offer our securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers may participate in any at-the-market offerings.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters incident to the issuance and validity of the securities offered by this prospectus and the applicable prospectus supplement will be passed upon for us by Stephen B. Ungar, our General Counsel and Secretary. As of September 9, 2010, Mr. Ungar owned 1,100 shares of our common stock, 4,492 restricted stock units and 110,000 options to purchase shares of our common stock. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under this prospectus and the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the expenses payable in connection with the issuance and distribution of the securities being registered, other than underwriting discounts or commissions. All amounts shown are estimates, except the SEC registration fee, and will be borne by us.

SEC registration fee	$21,390
Legal fees and expenses	75,000
Accounting fees and expenses	50,000
Trustee fees and expenses	10,000
Transfer agent fees and expenses	5,000
NASDAQ listing fees	10,000
Printing fees and expenses	10,000
Miscellaneous	2,000
Total	$183,390

Item 15. Indemnification of Directors and Officers

Amended and Restated Certificate of Incorporation

Article XI of our Amended and Restated Certificate of Incorporation provides that a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of the law, (3) under Section 174 of the Delaware General Corporate Law (“DGCL”) for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability provided for in our Amended and Restated Certificate of Incorporation, will be limited to the fullest extent permitted by the amended DGCL.

DGCL

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

Section 145 further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the right to indemnification and advancement of expenses arising under a provision of the certificate of incorporation or bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or commission explicitly authorizes such elimination or impairment after such act or omission has occurred; and that the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against or incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145, including liabilities under the Securities Act.

Insurance

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities incurred in their capacities as such.

Indemnification Agreements

We have entered into written indemnification agreements with our directors and executive officers (a form of which is filed as Exhibit 10.12 to our registration statement on Form S-1 (No. 333-134960) filed on June 12, 2006). Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the director or officer has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the director or officer.

The foregoing represents a summary of the general effect of our Amended and Restated Certificate of Incorporation, the DGCL, our insurance coverage and the indemnification agreements for purposes of general description only.

Item 16. Exhibits

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.(1)
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).
4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).
4.3	Form of Indenture for debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
4.4	Form of Warrant Agreement.(1)
5.1	Legal Counsel Opinion.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.(1)
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.(1)

(1)	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed in connection with a specific offering, and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness and the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on September 22, 2010.

AMTRUST FINANCIAL SERVICES, INC.
By: /s/ Ronald E. Pipoly, Jr. Name: Ronald E. Pipoly, Jr. Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Barry D. Zyskind* Barry D. Zyskind	Chief Executive Officer, President and Director (principal executive officer)	September 22, 2010
/s/ Ronald E. Pipoly, Jr. Ronald E. Pipoly, Jr.	Chief Financial Officer (principal financial and accounting officer)	September 22, 2010
/s/ Michael Karfunkel* Michael Karfunkel	Chairman of the Board	September 22, 2010
/s/ Donald T. DeCarlo* Donald T. DeCarlo	Director	September 22, 2010
/s/ Susan C. Fisch* Susan C. Fisch	Director	September 22, 2010
/s/ Abraham Gulkowitz* Abraham Gulkowitz	Director	September 22, 2010
/s/ George Karfunkel* George Karfunkel	Director	September 22, 2010
/s/ Jay J. Miller* Jay J. Miller	Director	September 22, 2010

*	The undersigned, pursuant to a Power of Attorney executed by each of the Directors and Officers identified above and filed with the SEC, by signing his or her name hereto, does hereby sign and execute this Registration Statement on behalf of each of the persons noted above, in the capacities indicated.

/s/ Stephen B. Ungar Stephen B. Ungar, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement.(1)
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).
4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-134960) filed on June 12, 2006).
4.3	Form of Indenture for debt securities between the Company and one or more banking institutions to be qualified as Trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
4.4	Form of Warrant Agreement.(1)
5.1	Legal Counsel Opinion.
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.(1)
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Indenture.(1)

(1)	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed in connection with a specific offering, and incorporated herein by reference.